AMENDMENT TO APPLEBEE'S INTERNATIONAL, INC.
                 AMENDED AND RESTATED 1995 EQUITY INCENTIVE PLAN


    This amendment is executed this 11th day of May, 2006, by Applebee's International, Inc. (the "Company").

    WHEREAS, the Company has adopted the Applebee's International, Inc. Amended and Restated 1995 Equity Incentive Plan (the "Plan");

    WHEREAS, the Company desires to amend the Plan to revise the tax withholding provisions to comply with applicable accounting rules; and

    WHEREAS, in accordance with Section 12.1 of the Plan, this Amendment does not require the approval of the stockholders of the Company.

    NOW, THEREFORE, effective as of May 11, 2006, the Plan is hereby amended as follows:

    1. Sections 13.1 and 13.2 are amended to read in their entirety as follows:

    13.1 Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or the exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount that does not exceed the minimum statutory withholding required by Federal (including FICA), state and local tax authorities, including the Participant's share of payroll taxes that are applicable to such supplemental taxable income.

    13.2 Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part, by
(a) electing  to have the Company  withhold  otherwise  deliverable  Shares,  or
(b) delivering to the Company Shares then owned by the Participant having a Fair Market Value equal to the amount required to be withheld. The amount of the withholding requirement shall not exceed the minimum statutory withholding required by Federal (including FICA), state and local tax authorities, including the Participant's share of payroll taxes that are applicable to such supplemental taxable income. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the taxes are required to be withheld.


IN WITNESS WHEREOF, the company has caused this Plan to be adopted as of May 11, 2006.

                                        APPLEBEE'S INTERNATIONAL, INC.
                                        "Company"

                                        By: /s/ Rebecca Tilden
                                           --------------------------
                                        Title:  Vice President
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